Exhibit C-6




                 INCENTIVE COMPENSATION PLAN FOR ELECTED OFFICERS OF
                                  GPU NUCLEAR, INC.
                      (AS AMENDED AND RESTATED FEBRUARY 6, 1997)


          1.   Purpose.

                    The purpose of the Incentive Compensation Plan for

          Elected Officers of GPU Nuclear, Inc. (the "Plan") is to attract and retain highly qualified employees, to obtain from each the best possible performance, and to underscore the importance to them of achieving particular business objectives established for

          GPU Nuclear, Inc. and its affiliates.

          2.   Definitions.

                    For the purposes of the Plan, the following terms shall

          have the following meanings:

                    A.   Awards.  Incentive Compensation Awards made

                         pursuant to the Plan.

                    B.   Board.  The Board of Directors of GPU, Inc. unless

                         otherwise specified.

                    C.   Change in Control.  A "Change in Control" shall

                         mean the occurrence of:

                         (1)  An acquisition (other than directly from the

                         Corporation) of any common stock of the

                         Corporation ("Common Stock") or other voting

                         securities of the Corporation entitled to vote

                         generally for the election of directors (the

                         "Voting Securities") by any "Person" (as the term

                         person is used for purposes of Section 13(d) or

                         14(d) of the Securities Exchange Act of 1934, as





                         amended (the "Exchange Act")), immediately after

                         which such Person has "Beneficial Ownership"

                         (within the meaning of Rule 13d-3 promulgated

                         under the Exchange Act) of twenty percent (20%) or

                         more of the then outstanding shares of Common

                         Stock or the combined voting power of the

                         Corporation's then outstanding Voting Securities;

                         provided, however, in determining whether a Change

                         in Control has occurred, Voting Securities which

                         are acquired in a "Non-Control Acquisition" (as

                         hereinafter defined) shall not constitute an

                         acquisition which would cause a Change in Control.

                         A "Non-Control Acquisition" shall mean an

                         acquisition by (A) an employee benefit plan (or a

                         trust forming a part thereof) maintained by (i)

                         the Corporation or (ii) any corporation or other

                         Person of which a majority of its voting power or

                         its voting equity securities or equity interest is

                         owned, directly or indirectly, by the Corporation

                         (for purposes of this definition, a "Subsidiary"),

                         (B) the Corporation or its Subsidiaries, or (C)

                         any Person in connection with a "Non-Control

                         Transaction" (as hereinafter defined);

                         (2)  The individuals who, as of August 1, 1996,

                         are members of the Board (the "Incumbent Board"),

                         cease for any reason to constitute at least

                         seventy percent (70%) of the members of the Board;

                         provided, however, that if the election, or

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                         nomination for election by the Corporation's

                         shareholders, of any new director was approved by

                         a vote of at least two-thirds of the Incumbent

                         Board, such new director shall, for purposes of

                         this Plan, be considered as a member of the

                         Incumbent Board; provided further, however, that

                         no individual shall be considered a member of the

                         Incumbent Board if such individual initially

                         assumed office as a result of either an actual or

                         threatened "Election Contest" (as described in

                         Rule 14a-11 promulgated under the Exchange Act) or

                         other actual or threatened solicitation of proxies

                         or consents by or on behalf of a Person other than

                         the Board (a "Proxy Contest") including by reason

                         of any agreement intended to avoid or settle any

                         Election Contest or Proxy Contest; or

                         (3)  The consummation of:

                              (A)  A merger, consolidation or

                              reorganization with or into the Corporation

                              or in which securities of the Corporation are

                              issued, unless such merger, consolidation or

                              reorganization is a "Non-Control

                              Transaction."  A "Non-Control Transaction"

                              shall mean a merger, consolidation or

                              reorganization with or into the Corporation

                              or in which securities of the Corporation are

                              issued where:



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                                   (i)       the shareholders of the

                              Corporation, immediately before such merger,

                              consolidation or reorganization, own directly

                              or indirectly immediately following such

                              merger, consolidation or reorganization, at

                              least sixty percent (60%) of the combined

                              voting power of the outstanding voting

                              securities of the corporation resulting from

                              such merger or consolidation or

                              reorganization (the "Surviving Corporation")

                              in substantially the same proportion as their

                              ownership of the Voting Securities

                              immediately before such merger, consolidation

                              or reorganization,

                                   (ii)      the individuals who were

                              members of the Incumbent Board immediately

                              prior to the execution of the agreement

                              providing for such merger, consolidation or

                              reorganization constitute at least seventy

                              percent (70%) of the members of the board of

                              directors of the Surviving Corporation, or a

                              corporation, directly or indirectly,

                              beneficially owning a majority of the Voting

                              Securities of the Surviving Corporation, and

                                   (iii)     no Person other than (w) the

                              Corporation, (x) any Subsidiary, (y) any

                              employee benefit plan (or any trust forming a

                              part thereof) that, immediately prior to such

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                              merger, consolidation or reorganization, was

                              maintained by the Corporation or any

                              Subsidiary, or (z) any Person who,

                              immediately prior to such merger,

                              consolidation or reorganization had

                              Beneficial Ownership of twenty percent (20%)

                              or more of the then outstanding Voting

                              Securities or common stock of the

                              Corporation, has Beneficial Ownership of

                              twenty percent (20%) or more of the combined

                              voting power of the Surviving Corporation's

                              then outstanding voting securities or its

                              common stock.

                                   (B)  A complete liquidation or

                              dissolution of the Corporation; or

                                   (C)  The sale or other disposition of

                              all or substantially all of the assets of the

                              Corporation to any Person (other than a

                              transfer to a Subsidiary).

                              Notwithstanding the foregoing, a Change in

                              Control shall not be deemed to occur solely

                              because any Person (the "Subject Person")

                              acquired Beneficial Ownership of more than

                              the permitted amount of the then outstanding

                              Common Stock or Voting Securities as a result

                              of the acquisition of Common Stock or Voting

                              Securities by the Corporation which, by

                              reducing the number of shares of Common Stock

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                              or Voting Securities then outstanding,

                              increases the proportional number of shares

                              Beneficially Owned by the Subject Persons,

                              provided that if a Change in Control would

                              occur (but for the operation of this

                              sentence) as a result of the acquisition of

                              shares of Common Stock or Voting Securities

                              by the Corporation, and after such share

                              acquisition by the Corporation, the Subject

                              Person becomes the Beneficial Owner of any

                              additional shares of Common Stock or Voting

                              Securities which increases the percentage of

                              the then outstanding shares of Common Stock

                              or Voting Securities Beneficially Owned by

                              the Subject Person, then a Change in Control

                              shall occur.

                         D.   Committee.  The Personnel, Compensation and

                              Nominating Committee of the Board or any

                              successor thereto.

                         E.   Company.  GPU Nuclear, Inc.

                         F.   Corporation.  GPU, Inc.

                         G.   Employee.  An individual who was on the

                              active salaried payroll of the Company or an

                              affiliate of the Company at any time during

                              the period for which an Award is made.

                         H.   Executive Committee.  The Executive Committee

                              of the Board of Directors of the Company.



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                         I.   Officer.  An Officer of the Company who is

                              elected by the Company's Board of Directors

                              and is an Employee of the Company, but not

                              including Assistant Comptrollers, Assistant

                              Secretaries and Assistant Treasurers.

                         J.   Performance Period.  The fiscal year

                              (currently the calendar year) for which

                              Awards are made.

          3.   Effective Date.

                    The effective date of the Plan is July 1, 1987.

          4.   Amounts Available for Awards.

                    A.   The aggregate amount available for Awards for any

          Performance Period shall be determined by the Board upon the recommendation of the Committee.

                    B.   No Awards shall be made for a Performance Period

          if during such Performance Period no dividends were declared or paid on shares of Common Stock.

          5.   Eligibility for Awards.

                    A.   The Executive Committee shall determine the

          Officers, if any, who are eligible for Awards for each

          Performance Period, subject, in the case of the President and of

          Officers who are also Officers of the Corporation, to the

          concurrence of the Board.

                    B.   The Executive Committee may include, among

          Officers eligible for Awards for a Performance Period, Officers whose employment terminated (whether by reason of retirement,

          death, disability or other cause) during such Performance Period.



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          6.   Determination of Amounts of Awards.

                    A.   The Executive Committee shall determine the

          amounts of Awards subject, in the case of Officers who are also

          Officers of the Corporation, to the concurrence of the Board,

          either at or following the end of the Performance Period to which they relate.  The amount of the Awards to be made for any

          Performance Period shall be so determined in accordance with the methods and procedures set forth in the GPU System Officer

          Incentive Compensation Plan Administrative Manual as in effect for such Performance Period (the "Manual").

                    B.   Notwithstanding the foregoing or any other

          provision herein or in the Manual to the contrary, if a Change in

          Control occurs, then in respect of the Performance Period in which the Change in Control occurs (and in respect of the

          previous Performance Period if the Change in Control occurs prior to the time Awards for such Performance Period have been made),

          the following provisions shall apply:

                         (i)       each objective of the Company's for each

          such Performance Period shall be deemed to have been 100%

          achieved;

                         (ii)      the Company's Final Pool for each such

          Performance Period shall be deemed to be 100% of the Company's

          Target Pool for each such Performance Period (or if, as of the date of the Change in Control, the Target Pool has not been determined for the Performance Period, the Target Pool for the

          immediately preceding Performance Period);





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                         (iii)     each Officer who, prior to the

          occurrence of such Change in Control, was determined to be eligible for an Award for each such Performance Period ("Eligible

          Officer") shall be entitled to receive an Award for each such

          Performance Period;

                         (iv)      the amount of the Award to be made to

          each Eligible Officer shall be determined by multiplying the

          Company's Final Pool for each such Performance Period by a fraction the numerator of which is the amount of the Eligible

          Officer's annual base salary that was taken into account in determining the Company's Target Pool for each such Performance

          Period, and the denominator of which is the aggregate amount of the Annual Base Salaries of all Eligible Officers so taken into account; provided, however, that in the event an Eligible Officer is terminated by the Company without "Cause" (as defined below)

          during the Performance Period in which a Change in Control occurs, the amount of the Award to be made to such Eligible

          Officer in respect of that Performance Period shall be the amount determined above multiplied by a fraction, the numerator of which is the number of days that have elapsed since the end of the immediately preceding Performance Period through the date of termination and the denominator of which is 365.

          A termination is for Cause if the Eligible Officer is convicted of a felony or where the Eligible Officer (1) intentionally and continually failed substantially to perform his or her reasonably assigned duties with the Company (other than a failure resulting from the Eligible Officer's incapacity due to physical or mental illness) which failure continued for a period of at least thirty

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          (30) days after a written notice of demand for substantial performance, signed by a duly authorized officer, has been delivered to the Eligible Officer specifying the manner in which he or she has failed substantially to perform, or (2)

          intentionally engaged in conduct which is demonstrably and materially injurious to the Corporation or the Company.  No act,

          nor failure to act, on the Eligible Officer's part, shall be considered "intentional" unless he or she has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Eligible Officer's action or failure to act was in the best interest of the Corporation and the Company.

          7.   Form of Awards.

                    Awards shall be made in cash.

          8.   Payment of Awards.

                    Unless it has been deferred pursuant to the GPU System

          Companies Deferred Compensation Plan, an Award shall be paid as soon as practicable after it is made, but in any event by no later than 60 days after the date on which the Award has been made; provided, however, that if an Eligible Officer is entitled to a pro-rated Award pursuant to the proviso in Section 6.B(iv),

          such pro-rated Award shall be paid within twenty (20) days after the Eligible Officer's date of termination.

          9.   Special Awards and Other Plans.

                    Nothing contained in the Plan shall prohibit the

          Company from granting special performance or recognition awards under such conditions, and in such form and manner as it sees fit, or from establishing other incentive compensation plans providing for the payment of incentive compensation to Employees;

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          provided, however, that an Officer who receives an Award under this Plan shall not receive an award for the same Performance

          Period under any other annual incentive plan.

          10.  Amendment and Interpretation of the Plan.

                    A.   Action to amend, modify, suspend or terminate the

          Plan may be taken by the Company either by resolution duly adopted by the Company's Board of Directors, or by an instrument in writing executed by an Officer of the Company to whom

          authority to adopt or approve amendments to the Plan has been delegated pursuant to a resolution duly adopted by the Company's

          Board of Directors; provided, however, that any amendment to

          Section 4, Section 6 or this Section 10.A shall be subject to the concurrence of the Board; provided further, however, that Section

          2.C, Section 6 and this Section 10 may not be amended or

          modified, and the Plan may not be suspended or terminated, (i) at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control, (ii) within six (6)

          months prior to, or otherwise in connection with, or in

          anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, or (iii) following a Change in Control, if the amendment, modification, suspension or

          termination adversely affects the rights of any Eligible Officer under the Plan.  No amendment or termination of the Plan shall reduce or otherwise adversely affect an Award already made hereunder without the consent of the Officer affected.

                    B.   The Executive Committee is authorized to determine

          in its discretion all questions that may arise as to the

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          construction or interpretation of the Plan, and to resolve any claims that may arise with respect to any Officer's rights or entitlement to any payment under the Plan.  The decision of the

          Executive Committee with respect to any such questions or claims shall be final, conclusive and binding on all parties.

          Notwithstanding the foregoing, any decision made by the Executive

          Committee after the occurrence of a Change in Control shall be subject to judicial review under a "de novo", rather than a deferential, standard.

          11.  Miscellaneous.

                    A.   All expenses and costs in connection with the

          operation of the Plan shall be borne by the Company.

                    B.   All Awards under the Plan are subject to

          applicable withholding for federal, state and local taxes.

                    C.   The Participation of any Officer in the Plan may

          be terminated at any time.  No promise or representation, either express or implied, is made to any Officer with respect to continued employment, transfer or promotion because of his or her participation in the Plan.

                    D.   Each Officer who is a participant in the Plan

          shall have the status of a general unsecured creditor of the

          Company with respect to any amounts payable to the Officer hereunder.  The Plan shall constitute a mere promise by the

          Company to make payments in the future of the Awards provided for herein.  It is the intention of the Company that the arrangements reflected in this Plan be treated as unfunded for tax purposes and, if it should be determined that Title I of ERISA is

          applicable to such arrangements, for purposes of Title I of

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          ERISA.

                    E.   An Officer's rights to payments under the Plan

          shall not be subject in any manner to anticipation, alienation,

          sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Officer or the Officer's

          beneficiary.













































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